UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):		November 19, 2018

Genuine Parts Company
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Wildwood Pkwy, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		678.934.5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2018, the Board of Directors (the “Board”) of Genuine Parts Company (NYSE: GPC) (the “Company”) adopted and approved certain amendments to the Company’s by-laws (as amended and restated, the “By-Laws”), effective immediately upon approval by the Board.  The primary reason for the amendments was the implementation of proxy access.  The By-Laws include a new Article Two, Section 2.10, which permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of 20% of the Board or at least two directors, provided that the requirements set forth in the By-Laws are satisfied.  In addition, the By-Laws were amended to make a number of other clarifying and conforming changes.

The above description is qualified in its entirety by reference to the full text of the By-Laws of the Company (as amended and restated effective November 19, 2018), attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On November 19, 2018, the Board of Directors of Genuine Parts Company declared a regular quarterly cash dividend of seventy two cents ($0.72) per share on the Company’s common stock. The dividend is payable January 1, 2019 to shareholders of record November 5, 2018.

A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
3.2 Amended and Restated By-Laws of Genuine Parts Company
99.1 Press Release dated November 19, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

Date:	November 19, 2018	By:	/s/ Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

Exhibit Index

Top of the Form

Exhibit No.	Description

3.2	Amended and Restated By-Laws of Genuine Parts Company
99.1	Press Release dated November 19, 2018